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                                   EXHIBIT 23
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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Experts" and "Item 3 (Form S-8) Incorporation of Documents by Reference" in this Registration Statement on Form S-8/S-3 relating to the registration of shares of Common Stock reserved for issuance upon exercise of stock options granted to employees of VF Corporation pursuant to its 1982 and 1991 Stock Option Plans and the related Prospectus of VF Corporation relating to the resale of such shares by certain Selling Shareholders listed therein, and to the incorporation by reference therein of our report dated February 4, 1994 with respect to the consolidated financial statements and schedules of VF Corporation incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended January 1, 1994 filed with the Securities and Exchange Commission.


                                ERNST & YOUNG





Reading, Pennsylvania
April 29, 1994
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                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8/S-3 relating to the registration of shares of Common Stock reserved for issuance upon exercise of stock options granted to employees of VF Corporation pursuant to its 1982 and 1991 Stock Option Plans and the related Prospectus of VF Corporation relating to the resale of such shares by certain Selling Shareholders listed therein of our report dated March 3, 1993, on the consolidated financial statements of Nutmeg Industries, Inc. for the fiscal year ended January 30, 1993, included in the Current Report on Form 8-K as amended on the Form 8-K/A of VF Corporation dated January 19, 1994.


                              ERNST & YOUNG





Tampa, Florida
April 29, 1994